UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2017

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of the Company was held on May 17, 2017.  The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:
Item No. 1:  All of the Board of Directors' nominees for director were elected to serve until the Company's 2018 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth below.

Name of nominee	Votes for	Votes against	Abstentions
Daniel G. Cohen	33,533,936	8,688,521	4,978
Damian Kozlowski	41,580,734	641,699	5,002
Walter T. Beach	36,761,907	5,460,443	5,085
Michael J. Bradley	36,764,997	5,456,853	5,585
John C. Chrystal	37,624,883	4,597,766	4,786
Matthew Cohn	36,762,621	5,459,729	5,085
John Eggemeyer	39,984,720	2,237,630	5,085
Hersh Kozlov	37,162,609	5,060,040	4,786
William H. Lamb	35,092,809	7,129,541	5,085
James J. McEntee III	36,900,663	5,321,793	4,979
Mei-Mei Tuan	39,606,405	2,615,945	5,085

All of the nominees for director were elected for one year terms. With respect to each nominee, the total number of broker non-votes was 2,995,747.
Item No. 2:  The stockholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers, by the votes set forth below.
Votes for	Votes against	Abstentions
35,446,115	6,752,380	28,940

There were 2,995,747 broker non-votes on this proposal.
Item No. 3:  The stockholders voted, on an advisory, non-binding basis, on how frequently advisory votes on executive compensation should be held as set forth below.
Every one year	Every 2 years	Every 3 years	Abstentions
38,399,281	72,372	3,364,558	391,224

There were 2,995,747 broker non-votes on this proposal.
Item No. 4:  The stockholders approved the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2017 fiscal year, by the votes set forth below.
Votes for	Votes against	Abstentions
44,620,906	600,081	2,195

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2017	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and
Secretary